UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 27, 2007 (December 21, 2007)
AMERICAN HOMEPATIENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19532	62-1474680

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
5200 Maryland Way, Suite 400, Brentwood ,TN 37027-5018
(Address of principal executive offices)
(615) 221-8884
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 21, 2007, American HomePatient, Inc. (the “Company”), executed a Second Amendment to its Employment Agreement with Joseph F. Furlong, III, the Company’s Chief Executive Officer (the “Second Amendment”). The Second Amendment is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference. The Second Amendment modifies the terms for payment of certain obligations triggered as a result of the Change in Control (as defined in the Employment Agreement) that occurred in April 2007 when Highland Capital Management, L.P. (“Highland”), the Company’s largest stockholder, reported its acquisition of additional shares in the Company, which gave Highland more than 35% percent of the Company’s shares. This description of the Second Amendment is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

Number	Exhibit

10.1	Amendment No. 2 to Employment Agreement dated December 21, 2007 with Joseph F. Furlong, III.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.
By:	/s/ Stephen L. Clanton
Stephen L. Clanton
Executive Vice President and Chief Financial Officer

Date: December 27, 2007